      Filed Pursuant to Rule 424(b)(5)
Registration No. 333-228974

PROSPECTUS SUPPLEMENT NO. 2
(to the prospectus dated February 14, 2019)

  2,066,667 Shares of Common Stock
2,066,667 Shares of Common Stock Underlying Warrants

Wrap Technologies, Inc.

  We are offering 2,066,667 units (“Units”) of our securities at a public offering price of $6.00 per Unit pursuant to this prospectus supplement and the accompanying prospectus, with each Unit consisting of one share of our common stock, $0.0001 par value per share, and a warrant to purchase one share of our common stock (each, a “Warrant”). The Warrants are exercisable for a period of two years from the date of issuance at an exercise price of $6.00 per share. The shares of our common stock and Warrants being offered hereby are immediately separable and will be issued separately, but will be purchased together in this offering. The shares of our common stock issuable from time to time upon exercise of the Warrants are also being offered pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “WRTC.” On May 29, 2020, the last reported sale price of our common stock was $6.45 per share.

We have engaged Katalyst Securities LLC (the “Financial Advisor,” “Katalyst”) to provide certain advisory services in connection with the sale of Units being offered by this prospectus supplement and to assist in the coordination and closing of this offering.

The Financial Advisor is not purchasing or selling any of the securities comprising the Units that we are offering, and the Financial Advisor is not required to arrange the purchase or sale of any specific number of Units or dollar amount. We have agreed to pay to the Financial Advisor the fees set forth in the table below, which assumes that we sell all of the Units offered by this prospectus supplement. See “Plan of Distribution” on page S-15 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-5of this prospectus supplement and beginning on page 3 of the accompanying prospectus, the section captioned “Item 1A—Risk Factors” in our most recently filed Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference into this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock and Warrants comprising the Units is expected to be made on or about June 2, 2020, subject to customary closing conditions.

We have agreed to pay the Financial Advisor a cash advisory consulting fee not to exceed $500,000. In addition, we have agreed to pay legal fees to the lead investor in the Offering in an amount not in excess of $25,000. See “Plan of Distribution” on page S-11 for more information.

Prospectus Supplement dated May 31, 2020

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized, and the Financial Advisor has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where you can find more information” and “Incorporation of certain information by reference” in this prospectus supplement and in the accompanying prospectus, respectively.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Units and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

BolaWrap is one of our trademarks. This prospectus supplement and the accompanying prospectus also include trademarks, tradenames, and service marks that are the property of other organizations. For convenience, our trademark BolaWrap appears in this prospectus supplement and the accompanying prospectus without the ™ symbol, but those uses are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights to this trademark.

Unless otherwise stated or the context requires otherwise, references to “Wrap Technologies,” the “Company,” “we,” “us” or “our” are to Wrap Technologies, Inc., a Delaware corporation.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus, and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors” beginning on page S-5 of this prospectus supplement and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2019, which report is incorporated by reference in this prospectus supplement, along with our consolidated financial statements and notes to the consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Overview

We are a security technology company organized in March 2016, focused on delivering modern policing solutions to customers, primarily consisting of law enforcement and security personnel. We began demonstrations of our first product, the BolaWrap 100 remote restraint device, in November 2017. The immediate addressable domestic market consists of approximately 900,000 full-time sworn law enforcement officers in the U.S. We have demonstrated the product to over 490 law enforcement agencies across the country, often with media in attendance, resulting in hundreds of media reports including television and print that have driven over 1,900 inquiries from domestic and international law enforcement personnel. Over 140 law enforcement agencies and 29 distributors took delivery of the BolaWrap 100 devices during 2018 and 2019. In addition to sales to domestic and international agencies and distributors, we delivered through December 2019 over 550 test and evaluation devices at no cost to strategic agencies for trial, evaluation and feedback. Our product is gaining important worldwide awareness and recognition through media exposure, trade show participations, product demonstrations and word of mouth as a result of positive responses to our product. We believe we are establishing a global brand and the product foundation for business growth. We believe we have strong market opportunities for our restraint product offering within the law enforcement, military and homeland security business sectors domestically and internationally.

Risk Factors

Our business is subject to substantial risk. Please carefully consider the section titled “Risk Factors” beginning on page S-5 of this prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase securities that may be offered in this prospectus supplement and the accompanying prospectus.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

Corporate Information

We are incorporated in Delaware. The Company resulted from the March 31, 2017 merger of Wrap Technologies, LLC (“Wrap LLC”) with and into our wholly-owned subsidiary MegaWest Energy Montana Corp. (“MegaWest”). Our principal place of business is located at 1817 West 4th Street, Tempe, Arizona 85281. Our telephone number is (800) 583-2652. Our corporate website address is www.wraptechnologies.com. The information contained on our website is not, and should not be interpreted to be, part of this prospectus supplement or the accompanying prospectus.

 THE OFFERING

Issuer	Wrap Technologies, Inc.

Units offered by us
2,066,667 Units, with each Unit consisting of one share of our common stock and a Warrant to purchase one share of our common stock at an exercise price equal to the per unit public offering price of the Units, or $6.00. The Units will not be certificated and the shares of common stock and Warrants that are part of such Units will be immediately separable and will be issued separately in this offering. Assuming that we sell 2,066,667 Units at a public offering price of $6.00 per Unit, we would issue in this offering an aggregate of 2,066,667 shares of our common stock and Warrants to purchase an aggregate of 2,066,667 shares of our common stock. The offering price per Unit was negotiated between us and certain investors participating in the offering, based on the trading of our common stock prior to the offering, among other things, and is at a discount to the market price. We are also offering the shares of common stock issuable upon exercise of warrants sold as part of the Units.

Warrants offered by us
Each Warrant included in the Units will have an exercise price equal to the per unit public offering price of the Units, or $6.00 per share, will be exercisable upon issuance and will expire two years from the date of issuance. Each Warrant will be exercisable to purchase one share of our common stock. The Warrants also provide that in the event of a fundamental transaction we are required to cause any successor entity to assume our obligations under the Warrants. In addition, holders of the warrants will be entitled to receive, upon exercise of the warrant, the kind and amount of securities, cash or property that the holder would have received had the holder exercised the Warrant immediately prior to such fundamental transaction. This prospectus supplement and accompanying prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Warrants.

Public offering price	$6.00 per Unit

Common stock outstanding immediately before this offering	30,264,907 shares

Common stock outstanding immediately after this offering
32,331,574 shares (assuming the sale of all shares of common stock issued as part of the Units covered by this prospectus supplement, and not taking into account any exercises of the Warrants issued as part of the Units in this offering).

Use of proceeds
We currently intend to use the proceeds from this offering for product development and manufacturing, sales and marketing, and for general corporate purposes, including working capital. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk factors
Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq Capital Market symbol
“WRTC”

There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants will be limited.

The number of shares of our common stock to be outstanding immediately after this offering is based on 30,264,907 shares of our common stock outstanding as of May 29, 2020. Unless we specifically state otherwise, the share information in this prospectus supplement excludes:

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2,066,667 shares of common stock issuable upon the exercise of Warrants issued to Investors at an exercise price of $6.00 in connection with this offering;

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2,967,836 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $2.76 per share;

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449,538 shares of common stock issuable related to outstanding restricted stock units granted at an average grant price of $5.62 per share;

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6,489,437 shares of common stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $5.42 per share; and

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390,068 shares of common stock reserved for future issuance under the Company’s 2017 Stock Incentive Plan.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the Warrants issuable as a part of the Units offered in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider the risks, uncertainties and assumptions discussed below, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on March 10, 2020. It is not possible to predict or identify all such risks. Consequently, we could also be affected by additional factors that are not presently known to us or that we currently consider to be immaterial to our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to this Offering

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our securities. We currently intend to use the net proceeds from the sale of securities offered by this prospectus supplement and the accompanying prospectus for product development and manufacturing, sales and marketing, and for general corporate purposes, including working capital. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline.

We may be required to raise additional financing by issuing new securities with terms or rights superior to those of our existing shareholders, or at a price per share that is less than the price per Unit paid by investors in this offering, which could adversely affect the market price of shares of our common stock and our business.

We may require additional financing to fund future operations, including our research, development, sales and marketing activities. We may not be able to obtain financing on favorable terms, if at all. If we raise additional funds by issuing equity securities, we may sell shares or other securities in any other offering at a price per share that is less than the price per Unit paid by investors in this offering. Additionally, if we raise additional funds by issuing equity securities, the percentage ownership of our current shareholders will be reduced, and, if the equity securities issued are preferred shares, the holders of the new preferred shares may have rights superior to those of our existing securityholders, which could adversely affect rights of our existing securityholders and the market price of our common stock. If we raise additional funds by issuing debt securities, the holders of those debt securities would have some rights senior to those of our existing securityholders, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us which could have a materially adverse effect on our business.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

Because the public offering price per Unit is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock issued as part of the Units that you purchase in this offering. After giving effect to the sale by us of 2,066,667 shares of our common stock included as part of the Units issued in this offering at a public offering price of $6.00 per Unit, and after deducting the estimated offering expenses payable by us, you will suffer immediate and substantial dilution of $5.08 per share in the net tangible book value of the common stock you purchase as part of the Units in this offering. To the extent outstanding options, warrants or other derivative securities are ultimately exercised or converted, or if we issue equity-based awards to our employees under our 2017 Stock Incentive Plan, there will be further dilution to investors who purchase shares in this offering. In addition, if we issue additional equity securities or derivative securities, investors purchasing Units in this offering will experience additional dilution. For a further description of the dilution that you will experience immediately after this offering, see “Dilution” on page S-11 of this prospectus supplement.

Sales of a substantial number of shares of our common stock, or the perception that such sales may occur, may adversely impact the price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception that such sales may occur, may adversely impact the price of our common stock, even if there is no relationship between such sales and the performance of our business. As of May 29, 2020, we had 30,264,907 shares of common stock outstanding, as well as stock options to purchase an aggregate of 2,967,836 shares of our common stock at a weighted average exercise price of $2.76 per share, restricted stock units issuable into 449,538 shares of our common stock granted at a weighted average grant price of $5.62 per share, outstanding warrants to purchase up to an aggregate of 6,489,437 shares of our common stock at a weighted average exercise price of $5.42 per share, and 390,068 shares of common stock reserved for issuance under our 2017 Stock Incentive Plan. The exercise or conversion of such outstanding derivative securities may result in further dilution of your investment.

The Warrants are speculative and holders of the Warrants will not have rights of common stockholders until such Warrants are exercised.

The Warrants being offered do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price per share equal to the public offering price of the Units, or $6.00 per share, prior to two years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. Moreover, there can also be no assurance that the market price of our common stock will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

There is no public market for the Warrants.

There is no established public trading market for the Warrants offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the Warrants will be limited.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by referenced herein and therein, other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

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the availability of capital to satisfy our working capital requirements;

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the accuracy of our estimates regarding expense, future revenue and capital requirements;

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anticipated trends and challenges in our business and the markets in which we operate;

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our ability to anticipate market needs or develop new or enhanced products to meet those needs;

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our expectations regarding market acceptance of our products;

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the success of competing products by others that are or become available in the market in which we sell our products ;

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our ability to protect our confidential information and intellectual property rights ;

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our ability to manage expansion into additional domestic and international markets ;

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our ability to maintain or broaden our business relationships and develop new relationships with strategic alliances, suppliers, customers, distributors or otherwise ;

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developments in the U.S. and foreign countries; and

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other risks and uncertainties, including those described under “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus supplement and the accompanying prospectus, that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and the documents that we have filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the Units offered under this prospectus supplement and the accompanying prospectus, after deducting estimated fees and estimated offering expenses payable by us, will be approximately $11,825,000.

We currently intend to use the proceeds from this offering for product development and manufacturing, sales and marketing, and for general corporate purposes, including working capital.

Pending other uses, we intend to invest our proceeds from the offering in short-term investments or hold them as cash. We cannot predict whether the proceeds invested will yield a favorable return. Our management will have broad discretion in the use of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

MARKET PRICE OF COMMON STOCK AND OTHER STOCKHOLDER MATTERS

Market Information

Our common stock is currently listed on the Nasdaq Capital Market under the ticker symbol “WRTC.” Prior to uplisting to the Nasdaq Capital Market in December 2018, our common stock was quoted on the OTCQB Venture market commencing on May 18, 2018. On May 29, 2020 the last reported sale price per share of our common stock was $6.48 per share.

The following table sets forth the high and low sales prices for our common stock for each quarter since it was first listed on the OTCQB Venture Market on May 18, 2018, and then subsequently listed on the Nasdaq Capital Market commencing December 2018. These prices represent quotations between dealers without adjustment for retail markup, markdown, or commission and may not represent actual transactions.

2020 Fiscal Quarters	High	Low
First quarter ending March 31, 2020	$7.87	$3.25
Second quarter ending June 30, 2020 (through May 29, 2020)	$6.95	$3.80

2019 Fiscal Quarters	High	Low
First quarter ending March 31, 2019	$7.14	$3.00
Second quarter ending June 30, 2019	$8.00	$5.75
Third quarter ending September 30, 2019	$6.25	$3.68
Fourth quarter ending December 31, 2019	$6.98	$3.07

2018 Fiscal Quarters	High	Low
Second quarter ended June 30, 2018	$9.00	$2.50
Third quarter ended September 30, 2018	$6.00	$2.10
Fourth quarter ended December 31, 2018	$3.36	$5.70

Holders

At May 29, 2020 there were 30,364,907 shares of our common stock outstanding and approximately 35 stockholders of record.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant.

DILUTION

If you purchase shares of our common stock in this offering, you will experience dilution to the extent of the difference between the combined public offering price per share and related Warrants in this offering and our as adjusted net tangible book value per share immediately after this offering assuming no value is attributed to the Warrants, and such Warrants are accounted for and classified as equity.

Net tangible book value is total assets minus the sum of liabilities and intangible assets. Net tangible book value per share is net tangible book value divided by the total number of shares of common stock outstanding. As of March 31, 2020, our net tangible book value was approximately $17.85 million, or approximately $0.59 per share.

After giving effect to the sale by us of 2,066,667 shares of common stock and Warrants to purchase 2,066,667 shares of our common stock in this offering at a combined public offering price of $6.00 per share, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2020 would have been approximately $29.68 million, or approximately $0.92 per share. This amount represents an immediate increase in net tangible book value of $0.33 per share to existing stockholders and an immediate dilution in net tangible book value of $5.08 per share to purchasers of our common stock and related Warrants in this offering.

The following table illustrates this dilution on a per share basis to new investors:

Public offering price per Unit:		$6.00
Net tangible book value per share as of March 31, 2020	$0.59
Increase in net tangible book value per share attributable to investors purchasing Units from us in this offering	$0.33

Pro forma net tangible book value per share after this offering		$0.92

Dilution in pro forma net tangible book value per share to new investors in this offering		$5.08

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding options or warrants having a per share exercise price less than the combined public offering price in this offering. To the extent that we raise additional capital through the sale of equity or convertible debt securities after this offering, the issuance of those securities could result in further dilution to our stockholders.

The table and discussion above are based on 30,073,724 shares of our common stock outstanding as of March 31, 2020, and excludes as of that date the following:

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Up to 2,066,667 shares of common stock issuable upon the exercise of Warrants to investors issued in connection with this offering;

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2,816,125 shares of common stock issuable upon the exercise of outstanding stock options as of March 31, 2020 at a weighted average exercise price of $3.02 per share;

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378,663 shares of common stock issuable upon vesting of outstanding restricted stock units as of March 31, 2020;

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6,489,437 shares of common stock issuable upon exercise of outstanding warrants as of March 31, 2020, with a weighted average exercise price of $5.42 per share; and

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853,837 shares of common stock available as of March 31, 2020 for future grant or issuance pursuant to our 2017 Stock Incentive Plan .

To the extent options or warrants as of March 31, 2020 have been or may be exercised or other shares have been or are issued, there may be further dilution to new investors. Subsequent to March 31, 2020, a total of 104,625 stock options outstanding at March 31, 2020 were exercised for proceeds to the Company of $156,937 and the Company issued 86,558 common shares upon vesting of restricted stock units outstanding and unvested at March 31, 2020. The Company granted 157,433 restricted stock units in April 2020, subject to future vesting, at a grant price of $4.26 per share. The Company granted 306,336 stock options in April 2020, subject to future vesting, at an exercise price of $4.26 per share and options on 50,000 shares of common stock exercisable at $3.00 per share expired.

On April 8, 2020 the Company’s Board of Directors adopted an amendment to the 2017 Stock Incentive Plan, subject to stockholder approval, authorizing an additional 1,900,000 shares of common stock available for future grant or issuance.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Common stock

The material terms and provisions of our common stock are described under the caption “Description of our Capital Stock” in the accompanying prospectus beginning on page 6. As of May 29, 2020, we had 30,264,907 shares of our common stock outstanding. Our common stock is listed on the Nasdaq Capital Market under the symbol “WRTC.”

Warrants

Duration and Exercise Price: By means of this prospectus supplement, we are offering Warrants to purchase up to 2,066,667 shares of our common stock. Each Warrant will be exercisable for a two-year period commencing on the date of issuance.

Exercisability: Each of the Warrants may be exercised, in whole or in part, by delivering to the Company a written notice of election to exercise the applicable Warrant and delivering to the Company cash payment of the exercise price, if applicable. The exercise price and the number of shares of our common stock issuable upon exercise of the Warrants is subject to adjustment in the event of certain subdivisions and combinations, including by any stock split or reverse stock split, stock dividend, recapitalization or otherwise.

Cashless Exercise: If, at any time during the term of the Warrants, the issuance or resale of shares of our common stock upon exercise of the Warrants is not covered by an effective registration statement, the holder is permitted to effect a cashless exercise of the Warrants (in whole or in part) in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Warrants. Shares issued pursuant to a cashless exercise would be deemed to have been issued pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, and amended (the Securities Act), and the shares of common stock issued upon such cashless exercise would take on the characteristics of the Warrants being exercised, including, for purposes of Rule 144(d) promulgated under the Securities Act, a holding period beginning from the original issuance date of the Warrants.

Adjustment Provisions: The exercise price and the number and type of securities purchasable upon exercise of the Warrants are subject to adjustment upon certain corporate events, including certain subdivisions, combinations and similar events. If we declare any dividend or distribution of assets (including cash, stock or other securities, evidence of indebtedness, purchase rights or other property), each holder of a Warrant will be entitled to participate in such distribution to the same extent that the holder would have participated had the applicable Warrant been exercised immediately before the record date for the distribution.

Non-Transferability: The Warrants and all rights thereunder are not transferable.

Listing: We will not apply to list the Warrants on the Nasdaq Capital Market. We do not intend to list the Warrants on any securities exchange or other quotation system. Without an active market, the liquidity of the Warrants will be limited.

Rights as a stockholder: Except as set forth in the Warrants or by virtue of such holders’ ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise the Warrants.

Limitations on Exercise: The exercise of the Warrants may be limited in certain circumstances if, after giving effect to such exercise, the holder or any of its affiliates would beneficially own (as determined in accordance with the terms of the Warrants) more than 4.99% (or 9.99% at the request of the holder therof) of our outstanding common stock immediately after giving effect to the exercise.

Fundamental Transactions: In the event of certain fundamental transactions, as described in the Warrants and generally including any merger or consolidation with or into another entity, the holders of the Warrants shall thereafter have the right to exercise the applicable Warrant for the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such fundamental transaction if it had been, immediately prior to such fundamental transaction, the holder of shares of common stock issuable upon exercise in full of the Warrant.

Dividends and Other Distributions: If we declare or make any dividend or other distribution of our assets to holders of shares of our common stock (including any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets), then, subject to certain limitation on exercise described in the Warrants, each holder of a Warrant shall receive the distributed assets that such holder would have been entitled to receive in the distribution had the holder exercised the Warrant immediately prior to the record date for the distribution.

The foregoing summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and is qualified in its entirety by the provisions of the form of the Warrants filed as exhibits to our Current Report on Form 8-K filed in connection with this offering. Prospective investors should carefully review the terms and provisions of the warrant agreements and forms of the Warrants for a complete description of the terms and conditions of the Warrants.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter, we engaged Katalyst Securities LLC as our Financial Advisor to provide certain advisory services in connection with the sale of Units being offered by this prospectus supplement and to assist in the coordination and closing of this offering.

We currently anticipate that the closing of this offering will occur on or before June 2, 2020, subject to customary closing conditions. On the closing date, the following will occur:

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we will receive funds in the amount of the aggregate purchase price, which funds will be delivered to us directly from participating investors;

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Katalyst will receive the consulting fee payable in accordance with the terms of the consulting agreement executed on May 28, 2020; and

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we will deliver the shares of common stock and Warrants comprising the Units to the investors.

We have agreed to pay Katalyst an advisory consulting fee not to exceed $500,000 from the aggregate gross proceeds in this offering from the sale of the Units. In addition, we have agreed to pay legal fees to the lead investor in this offering in an amount not in excess of $25,000.

The following table shows the fees per Unit and total fees we will pay in connection with the sale of the Units, assuming the purchase of all of the Units we are offering.

Per Unit	$0.25
Total	$521,000

We estimate the total expenses of this offering, in addition to the Financial Advisor fees, which will be payable by us, will be approximately $54,000. After deducting the fees due to the Financial Advisor and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $11,825,000 (assuming the sale of all Units covered by this prospectus supplement).

We have agreed to indemnify the Financial Advisor and certain other persons against certain liabilities relating to or arising out of the Financial Advisors’ activities under the engagement agreement. We have also agreed to contribute to payments that the Financial Advisor may be required to make in respect of such liabilities.

From time to time, the Financial Advisor and its affiliates have provided, and may in the future provide, various investment banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of their businesses, the Financial Advisor and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the Financial Advisor and its affiliates may at any time hold long or short positions in such securities or loans. Except for (i) services provided in connection with this offering, and (ii) services in connection with solicitation of exercises of certain of the Company’s outstanding common stock purchase warrants until September 15, 2020, the Financial Advisor has not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus supplement, although we did retain the Financial Advisor to approach holders of the certain warrants previously issued to investors as set out in further detail in the following paragraph. Other than as disclosed herein, we do not currently expect the Financial Advisor to perform, or to retain the Financial Advisor to perform, any investment banking or other financial services other than in connection with this offering for at least 90 days after the date of this prospectus supplement.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Disclosure Law Group, a Professional Corporation, of San Diego, California.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by Rosenberg Rich Baker Berman, P.A. of Somerset, New Jersey, an independent registered public accounting firm, as set forth in their reports thereon, which is incorporated by reference in this prospectus. Such consolidated financial statements are included herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act of 1933, as amended, and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We file electronically with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information and amendments to those reports filed or furnished pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Copies of these reports, proxy and information statements and other information may be obtained by electronic request at the following e-mail address: publicinfo@sec.gov.

We make available, free of charge and through our Internet web site at www.wraptechnologies.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to any such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We also make available, free of charge and through our Internet web site, to any stockholder who requests, the charters of our board committees, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics. Requests for copies can be directed to Investor Relations at (800) 583-2652. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

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our Annual Report on Form 10-K for the year ended December 31, 2019, filed on March 10, 2020;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on April 29, 2020;

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our Current Report on Form 8-K, filed on April 2, 2020;

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our Current Report on Form 8-K, filed on May 5, 2020;

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our Current Report on Form 8-K, filed on May 29, 2020; and

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the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on November 30, 2018, including any amendment or reports filed for the purposes of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

Wrap Technologies, Inc.
1817 W 4th Street
Tempe, Arizona 85281
(800) 583-2652

This prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

BASE PROSPECTUS

$75,000,000

COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS

From time to time, we may offer and sell, in one or more offerings, up to $75,000,000 of any combination of the securities described in this prospectus. We may also offer securities as may be issuable upon conversion, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus provides a general description of the securities we may offer from time to time. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “WRTC.” The last reported sale price of our common stock on December 20, 2018 was $3.15 per share.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

As of December 20, 2018, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $33.2 million, which was calculated in accordance with General Instruction I.B.6 of Form S-3, based on 10,537,912 shares of outstanding common stock held by non-affiliates, at a price per share of $3.15, the closing sale price of our common stock reported on the Nasdaq Capital Market on December 20, 2018.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities described in this prospectus in a public primary offering with a value exceeding more than one-third (1/3) of the aggregate market value of our common stock held by non-affiliates in any twelve (12)-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million. During the twelve (12) calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3. As a result, we are currently eligible to offer and sell up to an aggregate of approximately $11 million of our securities pursuant to General Instruction I.B.6. of Form S-3.

Our business and investing in our securities involves significant risks. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 3 of this prospectus, as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 14, 2019

WRAP TECHNOLOGIES, INC.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains information about the specific terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized, or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

BolaWrap is one of our trademarks. This prospectus also includes trademarks, tradenames, and service marks that are the property of other organizations. For convenience, our trademark BolaWrap appears in this prospectus without the ™ symbol, but those uses are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights to this trademark.

Unless otherwise stated or the context requires otherwise, references to “Wrap Technologies,” the “Company,” “we,” “us” or “our” are to Wrap Technologies, Inc., a Delaware corporation.

COMPANY OVERVIEW

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before buying our securities. You should read the following summary together with the more detailed information appearing in this prospectus, including the section titled “Risk Factors” on page 3, before deciding whether to purchase our securities.

Overview

We are a security technology company organized in March 2016 focused on delivering modern policing solutions to customers, primarily consisting of law enforcement and security personnel. We began demonstrations of our first product, the BolaWrap 100 remote restraint device, in November 2017. The immediate addressable domestic market consists of approximately 701,000 full-time sworn law enforcement officers in the U.S. We have demonstrated the product to over 60 agencies across the country, often with media in attendance, resulting in dozens of media reports including television and print that have driven hundreds of inquiries from domestic and international prospects. Over 30 law enforcement agencies took delivery of BolaWrap 100 devices during 2018. We have delivered over 230 devices at no cost to these agencies for evaluation and feedback as a result of these initial inquiries and have just started filling small orders as we establish production. We have made improvements to our product as a result of law agency input and we currently expect to commence taking orders for an enhanced version of the BolaWrap 100 with a new green line-laser accessory in the first quarter of 2019. There can be no assurance regarding the timing or amount of future revenue from this product or future products, if any.

Risk Factors

Our business is subject to substantial risk. Please carefully consider the section titled “Risk Factors” beginning on page 3 of this prospectus for a discussion of the factors you should carefully consider before deciding to purchase securities that may be offered in this prospectus.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

Corporate Information

We are incorporated in Delaware. The Company resulted from the March 31, 2017 merger of Wrap Technologies, LLC (“Wrap LLC”) with and into our wholly-owned subsidiary MegaWest Energy Montana Corp. (“MegaWest”). Our principal place of business is located at 4620 Arville Street, Suite E, Las Vegas, Nevada, 89103. Our telephone number is (800) 583-2652. Our corporate website address is www.wraptechnologies.com. The information contained on our website is not, and should not be interpreted to be, part of this prospectus.

Our Common Stock is currently listed for quotation on the Nasdaq Capital Market under the symbol WRTC.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks occur, the trading price of our common stock could decline materially and you could lose all or part of your investment.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

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the availability of capital to satisfy our working capital requirements;

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the accuracy of our estimates regarding expenses, future revenue and capital requirements;

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anticipated trends and challenges in our business and the markets in which we operate;

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our ability to anticipate market needs or develop new or enhanced products to meet those needs;

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our expectations regarding market acceptance of our products;

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the success of competing products by others that are or become available in the market in which we sell our products ;

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our ability to protect our confidential information and intellectual property rights ;

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our ability to manage expansion into international markets ;

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our ability to maintain or broaden our business relationships and develop new relationships with strategic alliances, suppliers, customers, distributors or otherwise ;

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developments in the U.S. and foreign countries; and

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other risks and uncertainties, including those described under “Risk Factors” and elsewhere in this prospectus.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus, that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus, the documents incorporated by reference herein and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus primarily for general corporate purposes, including research and development, working capital and capital expenditures. We may use a portion of the net proceeds to grow our sales force, develop new products, for capital expenditures, for the expansion of the business and/or for certain acquisitions. However, we have no current commitments or obligations to do so. We may set forth additional information on the use of proceeds from the sale or the securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We cannot currently allocate specific percentages of the net proceeds that we may use for the purposes specified above. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending the application of the net proceeds, we intend to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF OUR CAPITAL STOCK

General

Our amended and restated certificate of incorporation (“Charter”) authorizes us to issue up to 150,000,000 shares of our common stock, par value $0.0001 per share, and up to 5,000,000 shares of preferred stock, par value $0.0001 per share.

Transfer Agent

Our Transfer Agent and Registrar for our common stock is Colonial Stock Transfer, located at 66 Exchange Place, Suite 100, Salt Lake City, Utah 84111.

Common Stock

This section describes the general terms of our common stock that we may offer from time to time. For more detailed information, a holder of our common stock should refer to our Charter and Bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

As of December 20, 2018, there were 27,364,607 shares of our common stock issued and outstanding, which were held by approximately 111 stockholders of record, 5,017,181 shares of common stock subject to outstanding warrants, 1,967,500 shares of common stock subject to outstanding stock options under our 2017 Stock Incentive Plan and 100,000 shares of common stock subject to other outstanding stock options.

Except as otherwise expressly provided in our Charter, or as required by applicable law, all shares of our common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters, including, without limitation, those described below. All outstanding shares of our common stock are fully paid and nonassessable.

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters. Pur common stock does not have cumulative voting rights, which means that holders of the shares of our common stock with a majority of the votes to be cast for the election of directors can elect all directors then being elected.

Dividends. Each share of our common stock has an equal and ratable right to receive dividends to be paid from our assets legally available therefore when, as and if declared by our Board of Directors. We have never declared or paid cash dividends on our common stock, and we do not anticipate paying cash dividends on our common stock in the foreseeable future.

Liquidation. In the event we dissolve, liquidate or wind up, the holders of our common stock are entitled to share equally and ratably in the assets available for distribution after payments are made to our creditors and to the holders of any outstanding preferred stock we may designate and issue in the future with liquidation preferences greater than those of our common stock.

Other. The holders of shares of our common stock have no preemptive, subscription or redemption rights and are not liable for further call or assessment. All of the outstanding shares of our common stock are, and the shares of common stock offered hereby will be, fully paid and nonassessable.

Preferred Stock

This section describes the general terms and provisions of our outstanding shares of preferred stock, as well as preferred stock that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, which may differ from the terms we describe below. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these certificates of designation will be incorporated by reference into the registration statement of which this prospectus is a part. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. A holder of our preferred stock should refer to the applicable certificate of designation, our Charter and the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) for more specific information.

As of December 20, 2018, we did not have any shares of preferred stock issued and outstanding.

Our Board of Directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock upon the rights of holders of our common stock until our Board of Directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

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restricting dividends on our common stock;

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diluting the voting power of our common stock;

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impairing the liquidation rights of our common stock; or

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delaying or preventing a change in control of our Company without further action by our stockholders.

A prospectus supplement will describe the terms of any series of preferred stock being offered, including:

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the designation of the shares and the number of shares that constitute the series;

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the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock and the payment date of dividends;

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the dividend periods (or the method of calculation thereof);

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the date from which dividends on the preferred stock shall accumulate, if applicable;

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the voting rights of the shares;

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the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding-up;

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whether the preferred stock will rank senior or junior to or on a parity with any other class or series of preferred stock;

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whether or not and on what terms the shares of the series will be subject to redemption or repurchase at our option;

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whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

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the provision of a sinking fund, if any, for the preferred stock;

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whether the shares of the series of preferred stock will be listed on a securities exchange;

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whether interests in the preferred stock will be represented by depositary shares;

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the transfer agent for the series of preferred stock;

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any special United States federal income tax considerations applicable to the series; and

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any other preferences and rights and any qualifications, limitations or restrictions of the preferences and rights of the series.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. Warrants may be offered independently or together with common stock or preferred stock offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

In the event that we issue warrants, we will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Forms of these warrant agreements and forms of the warrant certificates representing the warrants, and the complete warrant agreements and forms of warrant certificates containing the terms of the warrants being offered, will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements or free writing prospectus related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms relating to a series of warrants. If warrants for the purchase of common stock or preferred stock are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

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the offering price and the aggregate number of warrants offered;

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the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

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the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

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the date on and after which the holder of the warrants can transfer them separately from the related common stock;

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the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

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the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

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the date on which the right to exercise the warrants begins and the date on which that right expires;

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federal income tax consequences of holding or exercising the warrants; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement or free writing prospectus. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

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delivering to the warrant agent the payment required by the applicable prospectus supplement or free writing prospectus to purchase the underlying security;

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properly completing and signing the reverse side of the warrant certificate representing the warrants; and

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delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the shares of common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the exercise price of, and the number of securities covered by, a common stock or a preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement or free writing prospectus states otherwise, if we, without receiving payment:

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issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

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pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

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issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

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issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock or preferred stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above or as otherwise set forth in the applicable prospectus supplement or free writing prospectus, the exercise price and number of securities covered by a common stock or preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of such warrant, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock and preferred stock warrants may have additional rights under the following circumstances:

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certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

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certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

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certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive, upon exercise of their warrants, the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF OUR UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular prospectus supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of our preferred stock, warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

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the terms of the units and of any of the shares of common stock, shares of preferred stock, or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units;

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if appropriate, a discussion of material U.S. federal income tax considerations; and

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a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF CERTAIN PROVISIONS OF DELAWARE LAW AND
OUR CERTIFICATE OF INCORPORATION AND BYLAWS

Certain provisions of Delaware law, our Charter and Bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our company to first negotiate with our Board of Directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law.

We are subject to Section 203 (“Section 203”) of the Delaware General Corporation Law (the “DGCL”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in “business combination” transactions with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which the employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to the date of the transaction, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include, in general and subject to exceptions, a merger of the corporation with the interested stockholder; a sale of 10% or more of the market value of the corporation’s consolidated assets to the interested stockholder; certain transactions that result in the issuance of the corporation’s stock to the interested stockholder; a transaction that has the effect of increasing the proportionate share of the corporation’s stock owned by the interested stockholder; and any receipt by the interested stockholder of loans, guarantees or other financial benefits provided by the corporation. An “interested stockholder” is defined to include, in general and subject to exceptions, a person that (1) owns 15% or more of the outstanding voting stock of the corporation, or (2) is an “affiliate” or “associate” (as defined in Section 203) of the corporation and was the owner of 15% or more of the corporation’s outstanding voting stock at any time within the prior three year period.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or by an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by Section 203 and approved by a majority of its outstanding voting shares. We have not opted out of Section 203. As a result, Section 203 could delay, deter or prevent a merger, change of control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our Common Stock, and may also limit the price that investors are willing to pay in the future for our Common Stock.

Charter and Bylaws.

Our Charter and Bylaws contain provisions that could make the acquisition of the Company more difficult by means of a tender offer, a proxy contest or otherwise. These provisions are summarized below.

Undesignated Preferred Stock. The authorization of our undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes of control of our management.

Size of Board and Vacancies. Newly created directorships resulting from any increase in our authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholder vote, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors.

No Cumulative Voting. Our Charter and Bylaws do not provide for cumulative voting in the election of directors.

Stockholder Meetings. Our Bylaws provide that special meetings of our stockholders may be called only by our President or by our Board of Directors or by the President at the request of holders of not less than 51% of all outstanding shares of our voting stock.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

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the name or names of any underwriters or agents, if applicable;

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the purchase price of the securities and the proceeds we will receive from the sale;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

Only underwriters named in a prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement that names the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in accordance with Rule 103 of Regulation M during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Disclosure Law Group, a Professional Corporation, of San Diego, California.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by Rosenberg Rich Baker Berman, P.A. of Somerset, New Jersey, an independent registered public accounting firm, as set forth in their reports thereon, which is incorporated by reference in this prospectus. Such consolidated financial statements are included herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available, at no charge, to the public at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

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our Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 3, 2018;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 5, 2018;

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our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed on August 3, 2018;

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our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed on November 9, 2018;

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our Current Report on Form 8-K, filed on January 9, 2018;

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our Current Report on Form 8-K, filed on May 23, 2018;

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our Current Report on Form 8-K, filed on July 10, 2018;

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our Current Report on Form 8-K, filed August 21, 2018;

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our Current Report on Form 8-K, filed September 7, 2018;

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our Current Report on Form 8-K, filed on November 5, 2018;

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our Current Report on Form 8-K, filed on November 13, 2018;

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our Current Report on Form 8-K, filed on November 16, 2018;

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our Current Report on Form 8-K, filed on November 19, 2018;

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our Current Report on Form 8-K, filed on December 3, 2018;

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our Current Report on Form 8-K, filed on December 14, 2018; and

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the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on September 8, 2017, including any amendment or reports filed for the purposes of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

Wrap Technologies, Inc.
4620 Arville Street, Suite E
Las Vegas, Nevada 89103
(800) 583-2652

This prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

2,066,667 Shares of Common Stock
2,066,667 Shares of Common Stock Underlying Warrants

WRAP TECHNOLOGIES, INC.

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Prospectus Supplement

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May 31, 2020